Exhibit 10.192

COMMITMENT LETTER

May 31, 2000

Catalina Lighting, Inc.                    Catalina International PLC
18191 N.W. 68th Ave.                       18191 N.W. 68th Ave.
Miami, FL  33015                           Miami, FL  33015
Attention:   Mr. Dean Rappaport            Attention:   Mr. Dean Rappaport
             Executive Vice President                   Executive Vice President
             Chief Operating Officer                    Chief Operating Officer

N M Rothschild & Sons Limited ("N M Rothschild")
1 Park Row
Leeds LS1 5NR

         Re: $37,000,000 Loan Facilities (the "Credit Facilities") to Catalina Lighting, Inc. and Catalina International PLC (collectively and individually the "Company").

Ladies and Gentlemen:

         SunTrust Bank ("STB") is pleased to confirm to you that STB, subject to the terms and conditions set forth in this letter (the "Commitment Letter"), will, during the Certain Funds Period (as defined in the addendum to this letter), provide the entire amount of the Credit Facilities which will be used to finance the acquisition of shares of Ring PLC ("Ring") and will be available to satisfy the consideration payable under the Offer. As a matter of information, we advise that the Credit Facilities will constitute a U.S. $15,000,000 Loan to Catalina International PLC and a U.S. $22,000,000 Loan (U.S. $15,000,000 Term Loan and U.S. $7,000,000 Revolving Loan) to Catalina Lighting, Inc. Each Company hereby irrevocably and unconditionally authorizes and directs, and STB agrees, that all funds to be loaned to Catalina Lighting, Inc. hereunder will be directly advanced by STB to, or at the direction of, Catalina International PLC upon the instructions of Catalina International PLC only and that such funds will not be advanced to or otherwise at the direction of Catalina Lighting, Inc.

         Catalina Lighting, Inc. further irrevocably and unconditionally undertakes that in relation to any intragroup loan between itself and Catalina International PLC arising in respect of any funds referred to in the above paragraph advanced by STB to or at the direction of Catalina International PLC, it will not during the Certain Funds Period:

         (a)      be entitled to refuse to advance such intragroup loan(s);

         (b) terminate or cancel its obligation to make available such intragroup loan(s);

         (c) exercise any right of rescission or similar right or remedy in respect of such

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May 31, 2000
Page 2

                  intragroup loan(s); or

         (d)      accelerate the repayment of such intragroup loan(s).

         The commitments and undertakings of STB and SunTrust Equitable Securities ("SunTrust Equitable Securities") with respect to the Credit Facilities are subject only to the conditions outlined in this letter. In the event of any irreconcilable inconsistency between this Commitment Letter and the other documentation relating to the Credit Facilities, this Commitment Letter will prevail in all respects. STB reserves the right, with the assistance of its arranger, SunTrust Equitable Securities Corporation (SunTrust Equitable Securities together with STB, "SunTrust"), to use its commercially reasonable efforts to arrange a syndicate of lenders (collectively with STB, the "Lenders") to issue several commitments to the Company to fund the Credit Facilities, with STB acting as sole Agent for such Lenders in connection with the Credit Facilities. This Commitment Letter shall assume that such a syndicate of Lenders will be assembled by SunTrust, but does not detract from the commitment by STB to provide the entire Credit Facilities to finance the acquisition of Ring. In addition, the formation or completion of a syndicate of Lenders will not be a condition to advancing the Credit Facilities.

A.       Terms and Conditions of the Credit Facilities.

         The Credit Facilities shall be used for the acquisition of at least 90% of the Ordinary Shares and any or all of the Convertible Preference Shares of Ring; provided Ring may not give financial assistance for such acquisition unless permitted pursuant to sections 151-158 of the English Companies Act of 1985.

B.       Syndication.

         As set forth above, while STB has provided a commitment for the entire Credit Facilities subject to the terms and conditions hereof, it is the intent of SunTrust to syndicate the Credit Facilities and, as a material inducement to STB's issuing the commitment set forth herein, you have agreed to cooperate in such syndication process. SunTrust Equitable Securities will manage all aspects of such syndication in consultation with STB and the Company, including the timing of all offers to potential Lenders, the allocation of commitments, and the determination of compensation provided and titles (such as co-agent, managing agent, etc.). As consideration for this undertaking and the obligations of STB hereunder, the Company agrees that STB shall be the sole agent with respect to the Credit Facilities and that SunTrust Equitable Securities will act as sole arranger with respect to the remaining syndicate and that no additional agents, co-agents or arrangers will be appointed, or other titles conferred, without the prior written consent of SunTrust.

         In addition, the Company agrees to take all action as SunTrust may reasonably request to assist SunTrust Equitable Securities in forming a syndicate acceptable to SunTrust and to the Company. The Company's assistance shall include but not be limited to: (i) making senior

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May 31, 2000
Page 3

management and representatives of the Company and its affiliates available to participate in meetings and to provide information to potential Lenders and participants at such times and places as SunTrust Equitable Securities may reasonably request, (ii) using the Company's existing lending relationships to assist in the syndication process, and (iii) providing to SunTrust all information reasonably deemed necessary by SunTrust to complete the syndication, including an information memorandum with respect to the Credit Facilities and the Company.

         To ensure an orderly and effective syndication of the Credit Facilities, the Company further agrees that until the earlier of the closing of the New Facilities or the termination of this Commitment Letter, the Company will not, and will not permit any of its affiliates or agents to, syndicate or issue, attempt to syndicate or issue, announce or authorize the announcement of the syndication or issuance of, or engage in discussions concerning the syndication or issuance of, any debt facility or debt security (including any renewals thereof) except with the prior written consent of SunTrust other than
(i) the issuance of commercial paper or other short term debt under programs currently in place, or (ii) the issuance of any equity.

C.       Conditions Precedent.

         During the Certain Funds Period, the commitments and undertakings of STB and SunTrust Equitable Securities are subject only to:

                  (a) no order being made or resolution passed or legal proceedings initiated by the Company for the dissolution, termination of existence, liquidation, winding up, bankruptcy or other like process of the Company (other than a solvent liquidation, dissolution or winding up of the Company to which STB has consented in writing (such consent not to be unreasonably withheld));

                  (b) no application being made for the appointment of an administrator (as such term is used in the Insolvency Act 1986) or similar official in relation to the Company and no effective resolution being passed by the directors or shareholders of the Company for such an application to be made and no administrator being appointed in respect of the Company;

                  (c) no liquidator, trustee, receiver, administrative receiver, manager or similar officer having been appointed in respect of the Company or in respect of all or any part of its assets with a market or book value in excess of US $1,000,000 (or its equivalent in other currencies);

                  (d) the Company not being declared or deemed pursuant to any applicable legislation to be insolvent or unable to pay its debts as they fall due;

                  (e) there not occurring in relation to the Company in any country or territory in which it is incorporated or carries on business or to the jurisdiction of

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May 31, 2000
Page 4

                           whose courts it or any part of its assets is subject, any event which corresponds in that country or territory with any of the events mentioned in paragraphs (a) through (d) above;

                  (f) the acquisition of Ring not causing or creating a violation of any applicable statutes, laws or regulations; and

                  (g) the Offer in respect of the Ordinary Shares of Ring having been declared unconditional in all respects and acceptances of the Offer in respect of the Ordinary Shares of Ring (being valid acceptances which are not capable of being withdrawn) having been received in respect of not less than 90% (or such lesser percentage as STB may agree in writing) of the Ordinary Shares of Ring; (provided Ring may not give financial assistance for such acquisition, unless permitted pursuant to sections 151-158 of the English Companies Act of 1985).

         In addition, the commitments and undertakings of STB and SunTrust Equitable Securities are subject to the Company, without the prior written consent of STB (in addition to any consents by the Panel):

                  (h) not waiving, amending, varying or replacing the whole or any part of any term (in particular the price of 0.50 pounds for each Ordinary Share and 0.224 pounds (assuming a dividend of 0.024 pounds has not been paid on or before 1 July 2000; or if such dividend has been paid, the price of 0.200 pounds) for each Convertible Preference Share of Ring) or condition of the Offer (as defined in the addendum to this letter) save as required by the Panel (as defined in the addendum to this letter) (subject to the Company's obligations under Note 2, Rule 13 of the Code (as defined in the addendum to this letter));

                  (i) not making and procuring that no person with whom the Company is, for the purposes of the Code, acting in concert, makes any purchase of shares in or exercise any conversion or subscription rights or options in relation to, Ring or taking any other steps which, in any such case, would oblige the Company to make an offer for the issued share capital of Ring pursuant to Rule 9 of the Code;

                  (j) not doing or permitting to be done (otherwise than on the instructions of the Panel and otherwise for the purposes of permitting the Offer to become or declaring the Offer unconditional as to acceptances or in all respects without any breach of this paragraph) anything which would cause the Panel to regard any material term or condition of the Offer as having been waived or withdrawn in whole or in part;


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May 31, 2000
Page 5

                  (k) not, save as required by the Panel, waiving, withdrawing or agreeing or deciding not to enforce in whole or in part any material term or condition of the Offer;

                  (l) not, save as required by the Panel, exercising any discretion without the prior written consent of STB in declaring or accepting or treating as satisfied in whole or in part any condition of the Offer;

                  (m) not taking or permitting to be taken any step as a result of which the Offer price stated in the Offer is, or may be required by the Panel to be, increased beyond the level agreed between the Company and STB from time to time; and

                  (n) complying with the Code (subject to any waivers granted by the Panel), where breach of this clause
                           (n) would have a material adverse effect on the ability of the Company to repay the Credit Facilities.

D.       Mechanics

1.       Drawdown

         In accordance with the first two paragraphs of this letter, Catalina International PLC may, so long as each of the conditions outlined in clauses C(h) through (n) (inclusive) and clauses C(a) through (g) (inclusive) are satisfied, draw the Credit Facilities by prior notice (if by telephone, promptly confirmed in writing) (i) prior to 1:00 p.m. on the date prior to the date of borrowing with respect to Base Rate advances and (ii) at least three business days in advance with respect to LIBOR advances. LIBOR advances shall be in minimum amounts of $500,000 and in integral multiples of $100,000. The Lenders shall make their funds available to the STB not later than 1:00 p.m. (Atlanta, Georgia time) on the funding date. STB shall pay the amount of the relevant advances to Catalina International PLC in cleared funds on the funding date to such account or accounts as Catalina International PLC shall notify to STB in such prior notice.

2.       Interest

         The Company shall be entitled to select between the following interest rate options (i) Base Rate plus 1.75%, or (ii) LIBOR plus 2.75%.

As used herein:

         (a) Base Rate shall mean the higher of (i) the rate which STB announces from time to time as its prime lending rate, as in effect from time to time, and (ii) the Federal Funds rate, as in effect from time to time, plus one-half of one percent (0.5%) per annum (any changes in such rates to be effective as of the date of any change in such rate.) The STB prime lending rate is a reference rate and does not


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May 31, 2000
Page 6

         necessarily represent the lowest or best rate actually charged to any customer. STB may make commercial loans or other loans at rates of interest at, above, or below the STB prime lending rate.

         (b) Interest Period shall mean with respect to LIBOR loans, the period of 1, 2 or 3 months selected by the Company and subject to customary adjustments in duration.

         (c) LIBOR shall mean, for any Interest Period, the offered rates for deposits in US dollars for a period comparable to the Interest Period appearing on Telerate Screen Page 3750, as of 11.00 a.m. London time, on the day that is two business days prior to the Interest Period. Such rates may be adjusted for any applicable reserve requirements and such advances shall be subject to customary breakage fees and increased cost and capital adequacy provisions relating to STB.

3.       Repayment

         The Credit Facilities and all other outstanding amounts under this Commitment Letter shall be repaid in full without set off, counterclaim, deduction or withholding on the earlier of (a) the expiry of the Certain Funds Period (b) the first drawdown of the New Facilities or (c) there being a breach by the Company of any of the provisions of clauses C(h) through (n) (inclusive) which remains unremedied or unwaived for a period of seven days or there failing to be satisfied any of the conditions outlined in clauses C(a) through (f) (inclusive). All payments hereunder must be free and clear of any withholdings or deductions for taxes.

E.       Representations.

         You represent and warrant that information made available to SunTrust Equitable Securities and STB by you or any of your representatives with respect to the Company in connection with the transactions contemplated hereby is complete and correct in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements were made. You represent that you have no knowledge of financial information inconsistent with the audited financial information concerning Ring that you have provided to us. You agree to supplement the information provided to SunTrust from time to time so that the representations and warranties contained in this paragraph remain correct. Without limiting the conditions precedent, breach of any representation or warranty will not prevent funding of the Credit Facilities during the Certain Funds Period (as defined in the addendum to this letter).

         In issuing the commitments and undertakings hereunder and in arranging and syndicating the Credit Facilities, SunTrust Equitable Securities and STB are relying on the accuracy of such information furnished to them by you without independent verification thereof.


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May 31, 2000
Page 7

F.       Indemnities, Expenses, Etc.

         1. Indemnification. You further agree to indemnify and hold harmless SunTrust Equitable Securities and each Lender (including STB) and each director, officer, employee, affiliate, and agent thereof (each, an "Indemnified Person") against, and to reimburse each Indemnified Person, upon its demand, for any losses, claims, damages, liabilities or other expenses ("Losses") incurred by such Indemnified Person insofar as such Losses arise out of or in any way relate to or result from this Commitment Letter or the financing contemplated hereby, including, without limitation, Losses participating in any legal proceeding relating to any of the foregoing (whether or not such Indemnified Person is a party thereto); provided that the foregoing will not apply to any Losses to the extent that such losses result from the gross negligence or willful misconduct of such Indemnified Person. Your obligations under this paragraph shall remain effective whether or not definitive financing documentation is executed and notwithstanding any termination of this Commitment Letter.

         2. CONSEQUENTIAL DAMAGES. NEITHER STB NOR SUNTRUST EQUITABLE SECURITIES SHALL BE RESPONSIBLE OR LIABLE TO THE COMPANY OR ANY OTHER PERSON OR ENTITY FOR ANY PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF THIS COMMITMENT LETTER, ANY FEE LETTER, DOCUMENTS IN RESPECT OF THE CREDIT FACILITIES OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

         3. Expenses. In further consideration of the commitments and undertakings of SunTrust hereunder, and recognizing that in connection herewith SunTrust will be incurring substantial costs and expenses (including, without limitation, fees and disbursements of counsel, due diligence, syndication, transportation, computer, duplication, messenger, appraisal, audit, and insurance costs and expenses), you hereby agree to pay, or reimburse SunTrust on demand for, all such reasonable costs and expenses (whether incurred before or after the date hereof), regardless of whether any of the transactions contemplated hereby are consummated. You also agree to pay all reasonable costs and expenses of SunTrust (including, without limitation, fees and disbursements of counsel) incurred in connection with the enforcement of any of their rights and remedies hereunder. Your obligation in respect of costs and expenses shall survive the expiration or termination of this Commitment Letter.

G.       Special Disclosure.

         SunTrust Equitable Securities is a wholly owned subsidiary of SunTrust Banks, Inc. and an affiliate of STB. SunTrust Equitable Securities is a broker/dealer registered with the Securities and Exchange Commission ("SEC") and a member of the National Association of Securities Dealers, Inc. ("NASD") and the Securities Investor Protection Corporation ("SIPC"). Although it is a subsidiary of SunTrust Banks, Inc., SunTrust Equitable Securities is not a bank

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May 31, 2000
Page 8

and is separate from any affiliated SunTrust Bank. SunTrust Equitable Securities is solely responsible for its contractual obligations and commitments.

         Securities and financial instruments sold, offered, or recommended by SunTrust Equitable Securities are not bank deposits, are not insured by the Federal Deposit Insurance Corporation ("FDIC"), or the SIPC, or any governmental agency and are not obligations of or endorsed or guaranteed in any way by any bank affiliated with SunTrust Equitable Securities or any other bank unless otherwise stated.

         You authorize SunTrust Equitable Securities and its affiliates, including STB and any other SunTrust affiliated bank, to share with each other credit and other confidential or non-public information regarding you and your accounts. It is the policy of STB, SunTrust Equitable Securities, and all other SunTrust affiliates to strictly protect confidential client information. Therefore, any information shared by us will be on a limited basis and only to people within our organization who are part of our relationship team, except as otherwise provided in this letter.

H.       Miscellaneous.

         1. Effectiveness. This Commitment Letter shall constitute a binding obligation of SunTrust for all purposes immediately upon the acceptance hereof by the Company in the manner provided herein. Notwithstanding any other provision of this Commitment Letter, SunTrust's commitments and undertakings as set forth herein shall not be or become effective for any purpose unless and until this Commitment Letter shall have been accepted by the Company in the manner specified below. Furthermore, this Commitment Letter cannot be used to evidence financing to fund the acquisition of Ring. without acceptance of the Commitment Letter by the Company in the manner specified below.

         2. Acceptance by the Company. If you are in agreement with the foregoing, please sign and return the enclosed copy of the Commitment Letter to SunTrust Equitable Securities at its office located at 303 Peachtree Street, N.E., 24th Floor, MC 3956, Atlanta, Georgia 30308, Attention: Ms. Jenna Kelly, the enclosed copy of this Commitment Letter.

         3. Termination. Unless you have signed and returned the enclosed copy of this Commitment Letter prior to 5:00 p.m., Atlanta, Georgia time, on May 31, 2000, SunTrust's obligations hereunder shall terminate on such date. In addition to the foregoing, this Commitment Letter may be terminated only by mutual agreement of all parties to this letter at any time prior to the Company's announcing its final intention to make an offer for Ring. In no event shall STB or any other Lender have any obligation to make the Credit Facilities available unless the Offer is made by June 2, 2000.

         4. No Third-Party Beneficiaries. This Commitment Letter is solely for the benefit of the Company, N M Rothschild and SunTrust, no provision hereof shall be deemed to confer rights on any other person or entity; provided, it is agreed that N M Rothschild is party to this Commitment Letter only for the purpose of obtaining the benefits of clauses H3 and H6,

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May 31, 2000
Page 9

references to "you" shall not include N M Rothschild and N M Rothschild shall have no liabilities or obligations of any kind hereunder.

         5. Special Provisions. For the avoidance of any doubt, no guarantee will be required from any company where the giving of that guarantee would constitute unlawful financial assistance under any applicable legislation in any relevant jurisdiction. For the avoidance of any doubt, no security will be required from any company where the giving of that security would constitute unlawful financial assistance under any applicable legislation in any relevant jurisdiction.

         6. No Assignment. This Commitment Letter may not be assigned by SunTrust without the consent of N M Rothschild or by the Company to any other person or entity, but all of the obligations of the Company hereunder shall be binding upon the successors and assigns of the Company. This Commitment Letter shall not be amended, supplemented, novated, replaced or varied in any way prior to the expiry of the Certain Funds Period without the prior written consent of N M Rothschild. The Credit Facilities may not, subject to the provisions of paragraph 11 of clause H and clause 3(a) or 3(c) of paragraph D, be repaid or refinanced prior to the expiry of the Certain Funds Period without the consent of N M Rothschild.

         7. GOVERNING LAW. THIS COMMITMENT LETTER WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

         8. WAIVERS OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE COMPANY AND SUNTRUST HEREBY WAIVES JURY TRIAL IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATED TO THIS COMMITMENT LETTER OR ANY OTHER DOCUMENTS CONTEMPLATED HEREBY.

         9. Counterparts. This Commitment Letter may be executed in any number of separate counterparts, each of which shall collectively and separately, constitute one agreement.

         10. Entire Agreement. Upon acceptance by you as provided herein, this Commitment Letter shall supersede all understandings and agreements between the parties to this Commitment Letter in respect of the transactions contemplated hereby.

         11. Certain Funds Period. During the Certain Funds Period, neither STB (nor any other lender to whom part or all of the Credit Facilities have been syndicated) will be entitled to:

                  (a)      refuse to advance the Credit Facilities;

                  (b) terminate or cancel its obligation to make available the Credit Facilities;


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May 31, 2000
Page 10

                  (c) exercise any right of rescission or similar right or remedy in respect of the Commitment Letter; or

                  (d)      accelerate the repayment of the Credit Facilities,

unless there is a breach of any of the provisions of clauses C(h) through (n) (inclusive) which remains unremedied or unwaived for a period of seven days or there is a failure to satisfy any of the conditions outlined in clauses C(a) through (f) (inclusive) and in the case of 11(a) above only, clause C(g).

         12. Notices. The Company agrees that it will issue notice under section 429 of the English Companies Act of 1985 within 30 days of the satisfaction of the condition in paragraph C(g).

         STB acknowledges that the purpose of this Commitment Letter is to create, subject to the terms and conditions set forth herein, a binding commitment to provide the Credit Facilities to pay for shares in Ring which the Company is offering to acquire under the Offer, for the purposes of the Code. Nothing in this Commitment Letter is intended to or will prevent the Company from drawing under the Credit Facilities for the purposes of acquiring shares in Ring pursuant to the Offer, except as set forth herein.

         We look forward to working with you on this transaction.

                                                 Very truly yours,

                                                 SUNTRUST BANK

                                                 By: /s/ Stephen B. Derby
                                                     Name: Stephen B. Derby
                                                     Title:   Vice President

                                                 SUNTRUST EQUITABLE SECURITIES
                                                 CORPORATION

                                                 By: /s/ Peter C. Vaky
                                                     Name:  Peter C. Vaky
                                                     Title:  Managing Director

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May 31, 2000
Page 11

ACCEPTED AND AGREED:

CATALINA LIGHTING, INC.

By:   /s/ Thomas M. Bluth
          Name:  Thomas M. Bluth
          Title: Senior Vice President

CATALINA INTERNATIONAL PLC

By:   /s/ Thomas M. Bluth
          Name:  Thomas M. Bluth
          Title: Director

N M ROTHSCHILD & SONS LIMITED

By:   /s/ David Forbes
          Name:  David Forbes
          Title: Director

                                    ADDENDUM

In this Commitment Letter:

"Certain Funds Period" means the period beginning on the date of acceptance of the Commitment Letter and ending on the first to occur of:

(a) the date on which the Offer lapses or is withdrawn (except where replaced by a new Offer with the written agreement of the STB);

(b)      the date which is 21 days after the date on which the Offer has closed;

or (if the Company issues notices under section 429 of the English Companies Act of 1985 before (b) above) such longer period as is necessary to acquire the remaining shares pursuant to such section 429;

provided, however that in no event shall the Certain Funds Period extend beyond December 29, 2000.

"Code" means The City Code on Take-overs and Mergers issued by the English Panel on Takeovers and Mergers.

"New Facilities" means credit facilities to be arranged by SunTrust Equitable Securities pursuant to, and subject to the terms and conditions of, a commitment letter of even date herewith among SunTrust, SunTrust Equitable Securities and the Company, the proceeds of which are to be used amongst other things to refinance the Credit Facilities.

"Offer" means the recommended offer for each class of shares in Ring to be made by N.M. Rothschild & Sons Limited on behalf of the Company including any amended, revised or increased offer made in accordance with this Commitment Letter and approved in writing by STB.

"Panel" means The English Panel on Takeovers and Mergers.